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                                                                 EXHIBIT b(d)(v)

                                   SCHEDULE A
                          INVESTMENT ADVISORY AGREEMENT



FUND                                                      FUND EFFECTIVE DATE
----                                                      -------------------
Schwab California Municipal Money Fund                    November 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)

Schwab U.S. Treasury Money Fund                           November 5, 1991

Schwab Value Advantage Money Fund                         February 7, 1992

Schwab Institutional Advantage Money Fund                 November 26, 1993

Schwab Retirement Money Fund                              November 26, 1993

Schwab New York Municipal Money Fund                      November 10, 1994
(formerly Schwab New York Tax-Exempt Money Fund)

Schwab Government Cash Reserves Fund                      October 20, 1997

Schwab New Jersey Municipal Money Fund                    January 20, 1998

Schwab Pennsylvania Municipal Money Fund                  January 20, 1998

Schwab Florida Municipal Money Fund                       February 16, 1998



                                    THE CHARLES SCHWAB FAMILY OF FUNDS
                                    By:     /s/ Frances Cole
                                            ------------------
                                    Name:   Frances Cole
                                    Title:  Secretary

                                    CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
                                    By:     /s/ William J. Klipp
                                            --------------------
                                    Name:   William J. Klipp
                                    Title: Executive Vice President and Chief
                                           Operating Officer